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Exhibit 3.1

MAIL TO:
Colorado Secretary of State
Corporations Office
1575 Sherman St., 2nd Fl.
Denver, Co. 80203
(303) 866-2361

ARTICLES OF INCORPORATION

        I/We the undersigned natural person(s) of the age of eighteen years or more, acting as incorporator(s) of a corporation under the Colorado Corporation Code, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is	Petramerica Oil, Inc.
SECOND: The period of duration is	Perpetual
a stated number of years or the word PERPETUAL
THIRD: The purpose or purposes for which the corporation is organized: Any Legal and Lawful Purpose
Pursuant to the Colorado Corporation Code.	oil and gas exploration and production

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is
30,000,000	and the par value of each share shall be	no par value
(dollar amount or "no par value")
FIFTH: Cumulative voting shares of stock is	not	authorized.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury
shares of the corporation, if any, are:	shareholders have	no	preemptive rights
SEVENTH: The address of the initial registered office of the corporation is	1292 S. Emporia Ct.
Denver, CO 80231
(Address must include Building number, street (or rural route number). Town or City, County and ZIP CODE.)
and the name of its initial registered agent at such address is	Ronald R. Chadwick
EIGHTH: Address of the place of business:
(If different from registered office)
NINTH: The number of directors constituting the initial board of directors of the corporation is
three (3)	, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

  The number of directors of a corporation shall be not less than three; except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three shareholders.

NAME	ADDRESS (include Zip code)
Ronald R. Chadwick	1292 S. Emporia Ct. #303 Denver, CO 80231
Gerald T. Orr	Same as above
William Bernardo	Cadwell and 10th Street Eagle Grove, IA 50533

        TENTH: The name and address of each incorporator is:

NAME	ADDRESS (include zip code)
Ronald R. Chadwick	1292 S. Emporia Ct. #303 Denver, CO 80231

Signed	/s/ RONALD R. CHADWICK
Signed
Signed
Incorporators

ARTICLES OF INCORPORATION
OF
PETRAMERICA OIL, INC.

FIRST: The name of the corporation is Petramerica Oil, Inc.
SECOND:	PERIOD OF DURATION

        The corporation shall exist in perpetuity, from and after the date of filing the Certificate of Incorporation with the Secretary of state of the State of Colorado unless dissolved according to law.

THIRD:	PURPOSES AND POWERS

        1.    Purposes.    Except as restricted by the Certificate of Incorporation, the corporation is organized for the purpose of transacting all lawful acts or activities for which corporations may be organized under the Corporation Code of Colorado.

        2.    General Powers.    Except as restricted by the Certificate of Incorporation, the corporation may exercise all powers which a corporation may exercise legally pursuant to the Colorado Corporation Code.

FOURTH:	CAPITAL STOCK

        1.    Common Stock.    The total authorized capital stock this corporation shall have the authority to issue is three hundred million (300,000,000) shares of a par value of $0.00001 each, which shares shall be designated "Common Stock".

        2.    Dividends.    Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law.

        3.    Distribution in Liquidation.    Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind.

        4.    Voting Rights; Cumulative Voting.    Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. When, with regard to any action to be taken by the shareholders of this corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class thereof.

        5.    Denial of Preemptive Rights.    No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

FIFTH:	RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION

        No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a)   The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the board or committee in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (b)   The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and they authorize, approve or ratify in good faith such contract or transaction by vote or written consent; or

          (c)   The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

        Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SIXTH:	CORPORATE OPPORTUNITY

        The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

SEVENTH:	INDEMNIFICATION

        1.     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a direct, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2.     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court shall deem proper.

        3.     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this article or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        4.     Any indemnification under paragraphs 1 or 2 of this article (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2 of this article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

        5.     Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this article.

        6.     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office.

        7.     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

        8.     The indemnification and advancement of expenses provided by or granted pursuant to this Article, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and representatives of such a person.

EIGHTH:	ELIMINATION OF PERSONAL LIABILITY

        No director of the corporation shall have any personal liability as a director to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this provision is not intended to and shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit.

NINTH:	AMENDMENTS

        The corporation reserves the right to amend its Certificate of Incorporation from time to time in accordance with the Colorado Corporation Code of Colorado.

TENTH:	ADOPTION AND AMENDMENT OF BYLAWS

        The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of common stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation unless inconsistent with laws or these Articles of Incorporation.

ELEVENTH:	REGISTERED OFFICE AND REGISTERED AGENT

        The address of the registered office of the corporation is 1200 Seventeenth Street, Suite 1950, Denver, Colorado 80202, and the name of the initial registered agent of the Corporation at such address is Ronald R. Chadwick. The registered office and registered agent may be changed in the manner provided by the Colorado Corporation Code.

PETRAMERICA OIL, INC.
By:	/s/ RONALD R. CHADWICK President
By:	/s/ LINDA CHADWICK Secretary

FORM 14

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 866-2361

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

        Pursuant to the prospectus of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is	Petramerica Oil, Inc. NC/GS

SECOND: The following amendment was adopted by the shareholders of the corporation on	November 23
19	87	in the manner prescribed by the Colorado Corporation Code:

"See Attachment"

THIRD: The number of shares of the corporation outstanding at the time of such adoption was	64,000,000
and the number of shares entitled to vote thereon was	64,000,000

        FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	(Note 1)	NUMBER OF SHARES
Common		64,000,000
FIFTH: The number of shares voted for each amendment was	44,000,000	: and the number
of shares voted against such amendment was	0	.

        SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

		NUMBER OF SHARES VOTED
CLASS
	(Note 1)	for	Against
Common	None	44,000,000	0

        SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows.

(Note 2)
No Change

        EIGHTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital as changed by such amendment, are as follows

	(Note 2)
	No Change	/s/ RONALD CHADWICK
		President
Dated:	99	/s/ LINDA CHADWICK
		Secretary

COMPUTER UPDATE COMPLETE

BJH

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PETRAMERICA OIL, INC.

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

        FIRST:    The name of the corporation is Petramerica Oil, Inc.

        SECOND:    The following amendments were adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Code on the 23 day of November, 1987.

        The Amended Articles of Incorporation shall be amended:

By changing Article II to read as follows:

"ARTICLE II

PERIOD OF DURATION

        The corporation shall exist in perpetuity, from and after the date of filing the Certificate of Incorporation with the Secretary of State of the State of Colorado unless disolved according to law.

By changing Article III to read as follows:

PURPOSES AND POWERS

        1.    Purposes.    Except as restricted by the Certificate of Incorporation, the corporation is organized for the purpose of transacting all lawful acts or activities for which corporations may be organized under the Corporation Code of Colorado.

        2.    General Powers.    Except as restricted by the Certificate of Incorporation, the corporation may exercise all powers which a corporation may exercise legally pursuant to the Colorado Corporation Code.

By changing Article IV to read:

"ARTICLE IV

CAPITAL STOCK

        1.    Common Stock.    The total authorized capital stock this corporation shall have the authority to issue is three hundred million (300,000,000) shares of a par value of $0.00001 each, which shares shall be designated "Common Stock".

        2.    Dividends.    Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law.

        3.    Distribution in Liquidation.    Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind.

        4.    Voting Rights; Cumulative Voting.    Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. When, with regard to any action to be taken by the shareholders of this corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class thereof.

        5.    Denial of Preemptive Rights.    No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

By changing Article V to read:

"ARTICLE V

RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION

        No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a)   The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the board or committee in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (b)   The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and they authorize, approve or ratify in good faith such contract or transaction by vote or written consent; or

reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2.     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court shall deem proper.

        3.     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this article or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        4.     Any indemnification under paragraphs 1 or 2 of this article (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2 of this article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

        5.     Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this article.

        6.     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of

          (c)   The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

        Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

By changing Article VI to read:

"ARTICLE VI

CORPORATE OPPORTUNITY

        The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

By changing Article VII to read:

"ARTICLE VII

INDEMNIFICATION

        1.     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office.

        7.     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

        8.     The indemnification and advancement of expenses provided by or granted pursuant to this Article, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and representatives of such a person.

By changing Article VIII to read:

"ARTICLE VIII

ELIMINATION OF PERSONAL LIABILITY

        No director of the corporation shall have any personal liability as a director to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this provision is not intended to and shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit.

By changing Article IX to read:

AMENDMENTS

        The corporation reserves the right to amend its Certificate of Incorporation from time to time in accordance with the Colorado Corporation Code of Colorado.

By changing Article X to read:

"ARTICLE X

ADOPTION AND AMENDMENT OF BYLAWS

        The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of common stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation unless inconsistent with law or these Articles of Incorporation.

By changing Article XI to read:

ARTICLE XI

REGISTERED OFFICE AND REGISTERED AGENT

        The address of the registered office of the corporation is 1200 Seventeenth Street, Suite 1950, Denver, Colorado 80202, and the name of the initial registered agent of the Corporation at such address is Ronald R. Chadwick. The registered office and registered agent may be changed in the manner provided by the Colorado Corporation Code.

PETRAMERICA OIL, INC.
By:	/s/ RONALD R. CHADWICK. President
By:	/s/ LINDA CHADWICK Secretary

Date: Nov. 23, 1987

STOCK CHANGE	ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION	FILED COPY

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

        FIRST:    The name of the corporation is Petramerica Oil, Inc.

        SECOND:    The following amendments to the Articles of Incorporation were adpoted on January 20, 1993, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

  ☒
  Such amendments were adopted by a vote of the shareholders. The number of shares voted for each amendment was sufficient for approval.

    Amendment Number One: The par value of the corporation's common stock is changed from $.00001 to $.05 per share (five cents per share).

    Amendment Number Two: The authorized common stock of the corporation is hereby reduced from 300,000,000 shares to 20,000,000 shares (twenty million shares).

    Amendment Number Three: The corporation is hereby authorized to issue 2,000,000 shares of preferred stock, $.10 par value per share (ten cents par value per share), out of which the Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

        THIRD:    The manner, if not set forth in each amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected, is as follows:

  No Change

        FOURTH:    The manner in which each amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by each amendment, is as follows:

Amendment No. 1	Increases par value of common stock to $.05 per share.
Amendment No. 2	Reduces authorized common stock to 20,000,000 shares.
Amendment No. 3	Creates authorized preferred stock of 2,000,000 shares with a par value of $.10 per share.

Petramerica Oil. Inc.
By	/s/ RONALD CHADWICK Its President
and	/s/ LINDA CHADWICK Its Secretary

STOCK CHANGE	PETRAMERICA OIL, INC. ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION	FILED—CUSTOMER COPY DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20021076987 M $25.00 SECRETARY OF STATE 03-26-2002 14:12:14

        Pursuant to the provisions of the Colorado Business Corporation Act, Petramerica Oil, Inc., (hereinafter referred to as the "Corporation"), adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST:    The name of the Corporation is Petramerica Oil, Inc.

        SECOND:    The Articles of Incorporation of the Corporation are hereby amended as follows:

    1.
    The par value of the Corporation's common stock is changed from $0.05 per share to no par value.

    2.
    The par value of the Corporation's preferred stock is changed from $0.10 per share to no par value.

        THIRD:    The amendment was advised to the shareholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with the Colorado Business Corporation Act.

        FOURTH:    The amendment was adopted by action taken by the shareholders of the Corporation in accordance with the Colorado Business Corporation Act on the 30th day of November, 1998.

        FIFTH:    The number of votes cast which were represented by the action by shareholders approving the amendment was sufficient for approval.

PETRAMERICA OIL, INC.
By:	/s/ RONALD CHADWICK, PRESIDENT Ronald Chadwick, President

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  Exhibit 3.1
ARTICLES OF INCORPORATION